Exhibit 23.4
CONSENT OF CLAIRE MCGAHAN
I,
Claire
McGahan,
B
(Eng);
MAusIMM(CP),
Principal
Mining
Engineer
of
Talisman
Technical
Pty
Ltd,
prepared
Sections 12.2, 13.2, 21, 22, 23, 24, 25 and 26 of the Technical
Report Summary titled “Coronado Global Resources
Inc. (“Coronado”) Statement of Coal Resources and Reserves for the
Curragh Mine Complex in Accordance with the
JORC
Code
and
United
States
SEC
Regulation
S-K
1300
as
of
December
31,
2023
Bowen
Basin
Queensland,
Australia”, dated February 15, 2024 (the “Technical
Report Summary”).
With respect to the portions of the Technical
Report Summary that I prepared, I hereby
consent to the filing with the
Securities and Exchange Commission of the Technical Report Summary as an exhibit to the Annual Report on Form
10-K
for
the
year
ended
December
31,
2025
(the
“Annual
Report”)
of
Coronado
Global
Resources
Inc.
(the
“Company”) and to the
incorporation by reference
of the Technical
Report Summary in
the Company’s Registration
Statements
on Form
S-3 (No.
333-239730)
and Form
S-8 (Nos.
333-236597,
333-249566,
333-275748
and
333-
281775) (the “Registration Statements”).
I
hereby
further
consent
to
the
inclusion
or
incorporation
by
reference
in
the
Annual
Report
and
the
Registration
Statements of references
to my name (including
status as an
expert or qualified
person (as defined
in Item 1300 of
Regulation S-K))
and the
information
derived from
the portions
of the
Technical
Report Summary
that I
prepared,
including any quotation therefrom or summarization thereof.
Date: February 13, 2026
/s/ Claire McGahan
Name: Claire McGahan
Principal Mining Engineer
Talisman
Technical
Pty Ltd